Exhibit 99.2

Pollack & Kamisky
114 West 47th Street
New York, New York 10036

October 11, 2007

DYADIC International, Inc.
140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477

Attn.: Chief Executive Officer
Facsimile (561) 743-8333

Gentlemen:

This Firm represents T. Rowe Price Associates, Inc., Investment Adviser to the Funds and Accounts ("T. Rowe Price") which purchased shares and warrants of DYADIC International, Inc. pursuant to the Securities Purchase Agreement dated as of November 2006.

The representations in Section 3.1(g) with respect to the financial statements of the Company were false, as the Company has publicly acknowledged, and the warranties were breached. Among other failures, the financial statements did not comply with applicable accounting requirements and the rules and regulations of the SEC as in effect at the time of the filing. Nor did they fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries.

T. Rowe Price hereby demands rescission of the purchases of 1,200,000 shares and 240,000 warrants for which $5,616,000 was paid by the Funds and Accounts.

Please be in touch with the undersigned promptly to discuss mechanics of the transfer back to the Company of the shares and warrants and the payment to T. Rowe Price, for the Funds and Accounts, of $5,616,000.

Sincerely yours,

/s/ Daniel A. Pollack

Daniel A. Pollack
for T. Rowe Price Associates, Inc.

cc: Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Facsimile (305) 961-5642
Attn.: Andrew E. Balog, Esq.

DYADIC International, Inc.
October 11, 2007

Greenberg Traurig, 1.,12
77 West Wacker Drive, Suite
2500 Chicago, Illinois 60601
Facsimile (312) 899-0431
Attn.: Robert I. Schwimmer, Esq.